Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented by Constellation Energy Corporation, a Pennsylvania corporation ("CEG Parent"), and Constellation Energy Generation, LLC (“Constellation”, together with CEG Parent, the "Company") to illustrate the estimated effects of the proposed acquisition of Calpine Corporation, a Delaware corporation ("Calpine"), in accordance with the terms of the Agreement and Plan of Merger, dated January 10, 2025 ("the Merger Agreement"). Pursuant to the Merger Agreement, Calpine will become an indirect and wholly owned subsidiary of Constellation (the "Merger").

Under the terms of the Merger Agreement, the merger consideration will consist of (A) 50 million newly issued shares of CEG Parent common stock, no par (the "Stock Consideration") and (B) $4,500 million in cash (the "Cash Consideration" and together with the Stock Consideration, "Merger Consideration").

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and the year ended December 31, 2024, give effect to the Merger as if it was completed on January 1, 2024. The Unaudited Pro Forma Condensed Combined Balance Sheets give effect to the Merger as if it was completed on September 30, 2025. The unaudited pro forma condensed combined financial information (“unaudited pro forma financial statements”) has been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes included in the Company's annual report on Form 10-K as of and for the year ended December 31, 2024, (ii) the historical unaudited consolidated financial statements of the Company and accompanying notes included in the Company's quarterly report on Form 10-Q as of and for the nine months ended September 30, 2025, (iii) the historical audited consolidated condensed financial statements of Calpine and accompanying notes as of and for the year ended December 31, 2024, filed as Exhibit 99.1 to this Current Report on Form 8-K, and (iv) the historical unaudited consolidated condensed financial statements of Calpine and accompanying notes as of and for the nine months ended September 30, 2025, filed as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with Article 11 of Regulation S-X, the unaudited pro forma financial statements are prepared for illustrative and informational purposes only and are not intended to represent what combined results of operations would have been had the acquisition occurred on the date indicated, or what they will be for any future periods. In order to satisfy regulatory requirements, the Company has agreed to divest certain Calpine plants, as well as Calpine's interest in an equity method investment. The unaudited pro forma financial statements have been adjusted to reflect the planned divestitures. The unaudited pro forma financial statements do not reflect the realization of any expected cost savings or other synergies as a result of the acquisition.

In connection with the proposed Merger, Constellation commenced private exchange offers (the "Exchange Offers") and related consent solicitations (the "Consent Solicitations") on December 9, 2025, whereupon contingent upon the Merger closing, up to $2,400 million of aggregate principal amount of fixed rate Constellation debt will be exchanged for certain outstanding indebtedness of Calpine (the "Debt Exchange"). The unaudited pro forma financial statements do not give effect to the estimated impacts of the Exchange Offers and Consent Solicitations. The Company does not expect the Debt Exchange to have a material impact, therefore no pro forma adjustments related to the Debt Exchange are reflected in the accompanying unaudited pro forma financial statements. The Merger is not subject to a financing condition or the completion of the Debt Exchange or Consent Solicitations related to Calpine's outstanding indebtedness.

The unaudited pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States (“US GAAP”) whereby the Company is considered the accounting acquirer. Under the acquisition method of accounting, the Merger Consideration will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the closing of the Merger, and any excess value of the Merger Consideration over the acquired net assets will be recognized as goodwill, if applicable. The assets acquired and liabilities assumed of Calpine have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable, based on information that is currently available. The Company expects to complete the final purchase price allocation during the 12-month period from closing of the Merger. Due to the unaudited pro forma financial statements being prepared based on preliminary estimates of the net assets acquired as of September 30, 2025, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed and these changes may be material.

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(in millions)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,959	$1,149	$(4,500)	(4A)	$608
Restricted cash and cash equivalents	132	292	—		424
Accounts receivable
Customer accounts receivable, net	3,168	690	—		3,858
Other accounts receivable, net	612	178	—		790
Mark-to-market derivative assets	632	542	—		1,174
Inventories, net
Natural gas, oil, and emission allowances	242	283	(57)	(4B)	468
Materials and supplies	1,422	640	(17)	(4B)	2,045
Renewable energy credits	786	228	—		1,014
Assets held for sale	—	952	3,405	(4B) (4C)	4,357
Other	696	144	476	(4D)	1,316
Total current assets	11,649	5,098	(693)		16,054
Property, plant, and equipment, net	21,990	11,892	9,845	(4C)	43,727
Deferred debits and other assets
Nuclear decommissioning trust funds	18,985	—	—		18,985
Investments	427	157	—		584
Goodwill	420	242	10,910	(4E)	11,572
Mark-to-market derivative assets	459	558	—		1,017
Other	2,231	458	1,403	(4D)	4,092
Total deferred debits and other assets	22,522	1,415	12,313		36,250
Total assets	$56,161	$18,405	$21,465		$96,031

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(in millions)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$1,650	$—	$—		$1,650
Long-term debt due within one year	118	274	—		392
Accounts payable and accrued expenses	3,926	1,411	97	(4F)	5,434
Mark-to-market derivative liabilities	474	431	—		905
Renewable energy credit obligation	956	266	—		1,222
Other	331	189	432	(4D)	952
Total current liabilities	7,455	2,571	529		10,555
Long-term debt	7,269	11,781	95	(4G)	19,145
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,578	915	3,351	(4H)	7,844
Asset retirement obligations	13,032	257	83	(4I)	13,372
Pension obligations and non-pension postretirement benefit obligations	1,767	—	—		1,767
Spent nuclear fuel obligation	1,412	—	—		1,412
Payables related to Regulatory Agreement Units	5,222	—	—		5,222
Mark-to-market derivative liabilities	440	594	—		1,034
Other	1,294	638	1,207	(4D)	3,139
Total deferred credits and other liabilities	26,745	2,404	4,641		33,790
Total liabilities	41,469	16,756	5,265		63,490
Commitments and contingencies
Equity
Common stock	11,022	9,933	8,013	(4J)	28,968
Retained earnings (deficit)	5,588	(7,890)	7,793	(4J)	5,491
Accumulated other comprehensive income (loss), net	(2,260)	(394)	394	(4J)	(2,260)
Total shareholders’ equity	14,350	1,649	16,200		32,199
Noncontrolling interests	342	—	—		342
Total equity	14,692	1,649	16,200		32,541
Total liabilities and shareholders’ equity	$56,161	$18,405	$21,465		$96,031

See notes to unaudited pro forma condensed combined financial statements

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2025

(in millions, except per share data)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$19,459	$8,881	$(814)	(4D) (4K)	$27,526
Operating expenses
Purchased power and fuel	11,083	5,235	(916)	(4D) (4K)	15,402
Operating and maintenance	4,673	1,288	27	(4L)	5,988
Depreciation and amortization	743	611	236	(4M)	1,590
Taxes other than income taxes	472	82	—		554
Total operating expenses	16,971	7,216	(653)		23,534
Gain (loss) on sales of assets and businesses	—	127	—		127
Operating income (loss)	2,488	1,792	(161)		4,119
Other income and (deductions)
Interest expense, net	(398)	(474)	53	(4N)	(819)
Other, net	729	(55)	—		674
Total other income and (deductions)	331	(529)	53		(145)
Income (loss) before income taxes	2,819	1,263	(108)		3,974
Income tax (benefit) expense	928	325	(27)	(4H)	1,226
Equity in income (losses) of unconsolidated affiliates	—	10	—		10
Net income (loss)	1,891	948	(81)		2,758
Net income (loss) attributable to noncontrolling interests	4	—	—		4
Net income (loss) attributable to common shareholders	$1,887	$948	$(81)		$2,754

Average shares of common stock outstanding:
Basic	313		50	(4O)	363
Diluted	314		50	(4O)	364
Earnings per average common share
Basic	$6.02			(4O)	$7.59
Diluted	$6.02			(4O)	$7.57

See notes to unaudited pro forma condensed combined financial statements

CONSTELLATION ENERGY CORPORATION AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2024

(in millions, except per share data)

	Historical CEG Parent	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$23,568	$11,179	$(1,397)	(4D) (4K)	$33,350
Operating expenses
Purchased power and fuel	11,419	5,875	(1,353)	(4D) (4K)	15,941
Operating and maintenance	6,159	1,692	167	(4F) (4L)	8,018
Depreciation and amortization	1,123	770	359	(4M)	2,252
Taxes other than income taxes	586	91	—		677
Total operating expenses	19,287	8,428	(827)		26,888
Gain (loss) on sales of assets and businesses	71	(13)	—		58
Operating income (loss)	4,352	2,738	(570)		6,520
Other income and (deductions)
Interest expense, net	(506)	(584)	112	(4N)	(978)
Loss on extinguishment of debt	—	(52)	—		(52)
Other, net	670	24	—		694
Total other income and (deductions)	164	(612)	112		(336)
Income (loss) before income taxes	4,516	2,126	(458)		6,184
Income tax (benefit) expense	774	460	(116)	(4H)	1,118
Equity in income (losses) of unconsolidated affiliates	(4)	(4)	—		(8)
Net income (loss)	3,738	1,662	(342)		5,058
Net income (loss) attributable to noncontrolling interests	(11)	—	—		(11)
Net income (loss) attributable to common shareholders	$3,749	$1,662	$(342)		$5,069

Average shares of common stock outstanding:
Basic	315		50	(4O)	365
Diluted	315		50	(4O)	365
Earnings per average common share
Basic	$11.91			(4O)	$13.89
Diluted	$11.89			(4O)	$13.87

See notes to unaudited pro forma condensed combined financial statements

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(in millions)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,949	$1,149	$(4,500)	(4A)	$598
Restricted cash and cash equivalents	88	292	—		380
Accounts receivable
Customer accounts receivable, net	3,168	690	—		3,858
Other accounts receivable, net	614	178	—		792
Mark-to-market derivative assets	632	542	—		1,174
Inventories, net
Natural gas, oil, and emission allowances	242	283	(57)	(4B)	468
Materials and supplies	1,422	640	(17)	(4B)	2,045
Renewable energy credits	786	228	—		1,014
Assets held for sale	—	952	3,405	(4B) (4C)	4,357
Other	695	144	476	(4D)	1,315
Total current assets	11,596	5,098	(693)		16,001
Property, plant, and equipment, net	21,990	11,892	9,845	(4C)	43,727
Deferred debits and other assets
Nuclear decommissioning trust funds	18,985	—	—		18,985
Investments	427	157	—		584
Goodwill	420	242	10,910	(4E)	11,572
Mark-to-market derivative assets	459	558	—		1,017
Other	2,225	458	1,403	(4D)	4,086
Total deferred debits and other assets	22,516	1,415	12,313		36,244
Total assets	$56,102	$18,405	$21,465		$95,972

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(in millions)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$1,650	$—	$—		$1,650
Long-term debt due within one year	118	274	—		392
Accounts payable and accrued expenses	3,668	1,411	97	(4F)	5,176
Payables to affiliates	298	—	—		298
Mark-to-market derivative liabilities	474	431	—		905
Renewable energy credit obligation	956	266	—		1,222
Other	324	189	432	(4D)	945
Total current liabilities	7,488	2,571	529		10,588
Long-term debt	7,269	11,781	95	(4G)	19,145
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	3,578	915	3,351	(4H)	7,844
Asset retirement obligations	13,032	257	83	(4I)	13,372
Pension obligations and non-pension postretirement benefit obligations	1,767	—	—		1,767
Spent nuclear fuel obligation	1,412	—	—		1,412
Payables related to Regulatory Agreement Units	5,222	—	—		5,222
Mark-to-market derivative liabilities	440	594	—		1,034
Other	1,171	638	1,207	(4D)	3,016
Total deferred credits and other liabilities	26,622	2,404	4,641		33,667
Total liabilities	41,379	16,756	5,265		63,400
Commitments and contingencies
Equity
Membership interest	10,144	9,933	8,013	(4J)	28,090
Undistributed earnings (deficit)	6,497	(7,890)	7,793	(4J)	6,400
Accumulated other comprehensive income (loss), net	(2,260)	(394)	394	(4J)	(2,260)
Total member's equity	14,381	1,649	16,200		32,230
Noncontrolling interests	342	—	—		342
Total equity	14,723	1,649	16,200		32,572
Total liabilities and member's equity	$56,102	$18,405	$21,465		$95,972

See notes to unaudited pro forma condensed combined financial statements

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2025

(in millions, except per share data)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$19,459	$8,881	$(814)	(4D) (4K)	$27,526
Operating expenses
Purchased power and fuel	11,083	5,235	(916)	(4D) (4K)	15,402
Operating and maintenance	4,673	1,288	27	(4L)	5,988
Depreciation and amortization	743	611	236	(4M)	1,590
Taxes other than income taxes	472	82	—		554
Total operating expenses	16,971	7,216	(653)		23,534
Gain (loss) on sales of assets and businesses	—	127	—		127
Operating income (loss)	2,488	1,792	(161)		4,119
Other income and (deductions)
Interest expense, net	(398)	(474)	53	(4N)	(819)
Other, net	729	(55)	—		674
Total other income and (deductions)	331	(529)	53		(145)
Income (loss) before income taxes	2,819	1,263	(108)		3,974
Income tax (benefit) expense	928	325	(27)	(4H)	1,226
Equity in income (losses) of unconsolidated affiliates	—	10	—		10
Net income (loss)	1,891	948	(81)		2,758
Net income (loss) attributable to noncontrolling interests	4	—	—		4
Net income (loss) attributable to membership interest	$1,887	$948	$(81)		$2,754

See notes to unaudited pro forma condensed combined financial statements

CONSTELLATION ENERGY GENERATION, LLC AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2024

(in millions, except per share data)

	Historical Constellation	Historical Calpine as Conformed (Note 3)	Acquisition Accounting Adjustments	Note	Pro Forma Combined
Operating revenues	$23,568	$11,179	$(1,397)	(4D) (4K)	$33,350
Operating expenses
Purchased power and fuel	11,419	5,875	(1,353)	(4D) (4K)	15,941
Operating and maintenance	6,159	1,692	167	(4F) (4L)	8,018
Depreciation and amortization	1,123	770	359	(4M)	2,252
Taxes other than income taxes	586	91	—		677
Total operating expenses	19,287	8,428	(827)		26,888
Gain (loss) on sales of assets and businesses	71	(13)	—		58
Operating income (loss)	4,352	2,738	(570)		6,520
Other income and (deductions)
Interest expense, net	(506)	(584)	112	(4N)	(978)
Loss on extinguishment of debt	—	(52)	—		(52)
Other, net	670	24	—		694
Total other income and (deductions)	164	(612)	112		(336)
Income (loss) before income taxes	4,516	2,126	(458)		6,184
Income tax (benefit) expense	774	460	(116)	(4H)	1,118
Equity in income (losses) of unconsolidated affiliates	(4)	(4)	—		(8)
Net income (loss)	3,738	1,662	(342)		5,058
Net income (loss) attributable to noncontrolling interests	(11)	—	—		(11)
Net income (loss) attributable to membership interest	$3,749	$1,662	$(342)		$5,069

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma financial statements were derived from historical consolidated financial statements of the Company and Calpine which were prepared in accordance with US GAAP. Amounts disclosed relate to CEG Parent and Constellation unless specifically noted. Certain accounting policy alignment and reclassification adjustments were made to conform Calpine's historical financial statement presentation with the Company's historical financial statement presentation, see Note 3 - Accounting Policy Alignment and Reclassification Adjustments for additional information. Further, there were no material intercompany transactions between the Company and Calpine for the nine months ended September 30, 2025 and for the year ended December 31, 2024.

The Merger is being accounted for as a business combination using the acquisition method of accounting under US GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. The initial accounting for the Merger is not complete because the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are preliminary. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma financial statements and the combined company’s future results of operations and financial position.

2. Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated Merger Consideration for the purposes of the unaudited pro forma financial statements.

(in millions)
Preliminary estimated fair value of CEG Parent common stock issued (1)	$18,063
Less: Estimated fair value of certain common stock subject to vesting attributable to post-combination expense(2)	(117)
Purchase price from Stock Consideration	$17,946
Cash Consideration	4,500
Total Estimated Merger Consideration	$22,446

(1)	Represents the estimated fair value of 50 million shares of CEG Parent common stock. For the purposes of the unaudited pro forma financial statements, the estimate is based on CEG Parent's closing stock price of $361.26 on December 3, 2025, which is the practicable date prior to filing the unaudited pro forma financial statements.
(2)	Certain CEG Parent common stock issued to Calpine employees is subject to a vesting period up to 27 months and thus has been excluded from the purchase price and instead will be accounted for post-Merger as stock-based compensation expense in accordance with US GAAP (see Note 4L).

The preliminary estimated Merger Consideration could significantly differ from the amounts presented due to movements in CEG Parent’s stock price until the Merger is consummated. A sensitivity analysis related to the fluctuation in CEG Parent’s stock price was performed to assess the impact that a hypothetical change of 10% on the closing price of CEG Parent's common stock on December 3, 2025 would have on the estimated Merger Consideration and preliminary goodwill at the closing of the Merger:

Change in Stock Price	Stock Price	Estimated Merger Consideration	Preliminary Goodwill Impact
10% Increase	$397.39	$24,240	$1,794
10% Decrease	$325.13	$20,652	$(1,794)

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Calpine are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which the Company believes are reasonable.

The following table presents a preliminary allocation of the estimated Merger Consideration to the fair values of the identifiable assets acquired and liabilities assumed from Calpine, based on Calpine's balance sheet as of September 30, 2025, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below.

(in millions)	September 30, 2025
Total estimated Merger Consideration for Calpine Acquisition	$22,446
Cash and cash equivalents	1,149
Restricted cash and cash equivalents	292
Accounts receivable	868
Mark-to-market derivative assets	1,100
Inventories	849
Assets held for sale	4,357
Property, plant, and equipment	21,737
Renewable energy credits	228
Investments	157
Unamortized energy contracts	1,836
Other assets	645
Total estimated fair value of assets acquired	$33,218
Accounts payable and accrued expenses	1,411
Debt	12,150
Mark-to-market derivative liabilities	1,025
Renewable energy credit obligation (1)	334
Deferred income taxes and unamortized ITCs	4,266
Asset retirement obligations	340
Unamortized energy contracts	1,750
Other liabilities	648
Total estimated fair value of liabilities assumed	$21,924

Estimated net assets acquired	$11,294
Goodwill	$11,152

(1)	Includes $68 million related to the long term-portion of renewable energy credit obligation. This obligation is classified within Other liabilities (non-current) on the Unaudited Pro Forma Condensed Combined Balance Sheets.

3. Accounting Policy Alignment and Reclassification Adjustments

Certain reclassification and accounting policy alignment adjustments have been made to conform Calpine's historical financial statement presentation to the Company's historical financial statement presentation and accounting policies. During the preparation of these unaudited pro forma financial statements, the Company performed a preliminary analysis of Calpine’s historical financial information to identify any differences in accounting policies that would require reclassification of Calpine's historical financial statement presentation to conform to the Company's accounting policies. Aside from the accounting policy alignment and reclassification adjustments identified herein, the Company is not aware of any material differences between the accounting policies of the Company and Calpine.

The following reflects the accounting policy alignment and reclassification adjustments made to present Calpine’s historical consolidated balance sheet as of September 30, 2025 in conformity with that of the Company:

Calpine Corporation and Subsidiaries

Consolidated Condensed Balance Sheet

As of September 30, 2025

(In millions)

Presentation in Historical Financial Statements	Conformance with CEG Parent and Constellation Presentation	Calpine Historical	Reclassification	Note	Historical Calpine as Conformed
Assets
Cash and cash equivalents	Cash and cash equivalents	$1,149	$—		$1,149
Accounts receivable, net	Customer accounts receivable, net	1,163	(473)	(i) (ii)	690
	Other accounts receivable, net		178	(i)	178
Inventories	Natural gas, oil, and emission allowances	967	(684)	(iii)	283
	Materials and supplies		640	(iv)	640
Margin deposits and other prepaid expense		121	(121)	(v)	—
Restricted cash, current	Restricted cash and cash equivalents	292	—		292
Derivative assets, current	Mark-to-market derivative assets (current)	431	111	(vi)	542
	Renewable energy credits		228	(iii)	228
Current assets held for sale	Assets held for sale	952	—		952
Other current asset	Other assets (current)	38	106	(v) (vi)	144
Property, plant and equipment, net	Property, plant, and equipment, net	12,005	(113)	(vii)	11,892
Restricted cash, net of current portion		1	(1)		—
Investment in unconsolidated subsidiaries	Investments	157	—		157
Long-term derivative assets	Mark-to-market derivative assets (non-current)	530	28	(vi)	558
Intangible assets, net		164	(164)	(viii)	—
Goodwill	Goodwill	242	—		242
Other assets	Other assets (non-current)	364	94	(vii) (viii)	458
Total Assets		$18,576			$18,405

Calpine Corporation and Subsidiaries

Consolidated Condensed Balance Sheet

As of September 30, 2025

(In millions)

Presentation in Historical Financial Statements	Conformance with CEG Parent and Constellation Presentation	Calpine Historical	Reclassification	Note	Historical Calpine as Conformed
Liabilities
Accounts payable	Accounts payable and accrued expenses	$1,142	$269	(ii) (ix)	$1,411
Accrued interest payable		29	(29)	(ix)	—
Debt, current portion	Long-term debt due within one year	274	—		274
Derivative liabilities, current	Mark-to-market derivative liabilities (current)	339	92	(vi)	431
Current liabilities held for sale		4	(4)	(xiii)
Other current liabilities	Other liabilities (current)	1,064	(875)	(vi) (ix) (x) (xiii)	189
	Renewable energy credit obligation		266	(x)	266
Debt, net of current portion	Long-term debt	11,781	—		11,781
Deferred income tax liability	Deferred income taxes and unamortized ITCs	915	—		915
Long-term derivative liabilities	Mark-to-market derivative liabilities (non-current)	484	110	(vi)	594
Other long-term liabilities	Other liabilities (non-current)	895	(257)	(xi)	638
	Asset retirement obligations	—	257	(xi)	257
Stockholder's Equity
Common stock	Common stock or Membership interest(a)	—	9,933	(xii)	9,933
Additional paid-in capital		9,933	(9,933)	(xii)	—
Accumulated deficit	Retained earnings (deficit) or Undistributed earnings (deficit)(a)	(7,890)	—		(7,890)
Accumulated other comprehensive loss	Accumulated other comprehensive income (loss), net	(394)	—		(394)
Total Liabilities and Stockholder's Equity		$18,576			$18,405

(a)	The “or” designation denotes the presentation for CEG Parent or for Constellation as applicable under each entity’s capital structure in the unaudited pro forma financial statements.
(i)	Relates to reclassification of $178 million from Accounts receivable, net to Other accounts receivable, net.
(ii)	Relates to reclassification of $295 million from Accounts receivable, net to Accounts payable and accrued expenses to conform with the Company's historical presentation of unbilled counterparty balances on a net basis.
(iii)	Relates to reclassification of $456 million from Inventories to Materials and supplies and $228 million from Inventories to Renewable energy credits.
(iv)	Relates to reclassification of $456 from Inventories and $184 million of spare parts from Property, plant, and equipment, net to Materials and supplies.
(v)	Relates to reclassification of $121 million from Margin deposits and other prepaid expense to Other assets (current).
(vi)	Reflects the impact of $111 million to Mark-to-market derivative assets (current), $15 million from Other assets (current), $28 million to Mark-to-market derivative assets (non-current), $92 million to Mark-to-market derivative liabilities (current), $78 million from Other liabilities (current) and $110 million to Mark-to-market derivative liabilities (non-current) to conform with the Company's approach to counterparty netting and collateral allocation.
(vii)	Relates to reclassification of $184 million of spare parts from Property, plant and equipment to Materials and supplies partially offset by $71 million of deposits from Other assets to Property, plant and equipment, net.
(viii)	Primarily relates to reclassification of $164 million from Intangible assets, net to Other assets (non-current).
(ix)	Reclassification of $535 million from Other current liabilities and $29 million from Accrued interest payable to Accounts payable and accrued expenses.
(x)	Reclassification of $266 million from Other current liabilities to Renewable energy credit obligation.
(xi)	Reclassification of $257 million from Other long-term liabilities to Asset retirement obligations.
(xii)	Reclassification of $9,933 million from Additional paid-in capital to Common stock or Membership interest.
(xiii)	Reclassification of $4 million from Current liabilities held for sale to Other liabilities (current).

The following accounting policy alignment and reclassification adjustments were made to present the Calpine’s historical consolidated statement of operations for the nine months ended September 30, 2025 in conformity with that of the Company:

Calpine Corporation and Subsidiaries

Consolidated Condensed Statement of Operations

For the nine months ended September 30, 2025

(In millions)

Presentation in Historical Financial Statements	Conformance with CEG Parent and Constellation Presentation	Calpine Historical	Reclassification	Note	Historical Calpine as Conformed
Commodity revenue	Operating revenues	$10,128	$(1,247)	(i) (ii)	$8,881
Mark-to-market (loss) gain - Operating revenue		(310)	310	(i)	—
Other revenue		55	(55)	(i)	—
Commodity expense	Purchased power and fuel	6,118	(883)	(ii) (iii)	5,235
Mark-to-market loss (gain) - Operating expense		109	(109)	(iii)	—
Operating and maintenance expense	Operating and maintenance	1,063	225	(iv)	1,288
Depreciation and amortization expense	Depreciation and amortization	611	—		611
General and other administrative expense		121	(121)	(iv)	—
Other operating expense		186	(186)	(iv)	—
	Taxes other than income taxes	—	82	(iv)	82
(Gain) loss on sale of assets, net	Gain (loss) on sales of assets and businesses	(127)	$—		127
(Income) loss from unconsolidated subsidiaries	Equity in income (losses) of unconsolidated affiliates	(10)	—		10
Interest expense	Interest expense, net	474	—		474
Other expense, net	Other, net	55	—		55
Income tax expense	Income tax (benefit) expense	325	—		325
Net income		$948			$948

(i)	Reclassification of ($310) million from Mark-to-market (loss) gain - Operating revenues to Operating revenues and $55 million from Other revenue to Operating revenues.
(ii)	Adjustment reflects a decrease in both Operating revenues and Purchased power and fuel of $992 million in order to conform with the Company's historical presentation of the classification of derivative revenues and expenses, netting of retail transmission and distribution fees, and netting of ISO capacity by region.
(iii)	Reclassification of $109 million from Mark-to-market (loss) gain - Operating expense to Purchased power and fuel.
(iv)	Reclassification of $121 million from General and other administrative expense and $186 million from Other operating expense to Operating and maintenance expense; in addition to $82 million in property taxes reclassified from Operating and maintenance expense to Taxes other than income taxes.

The following accounting policy alignment and reclassification adjustments were made to present the Calpine’s historical consolidated statement of operations for the year ended December 31, 2024 in conformity with that of the Company:

Calpine Corporation and Subsidiaries

Consolidated Condensed Statement of Operations

For the year ended December 31, 2024

(In millions)

Presentation in Historical Financial Statements	Conformance with CEG Parent and Constellation Presentation	Calpine Historical	Reclassification	Note	Historical Calpine as Conformed
Commodity revenue	Operating revenues	$12,247	$(1,068)	(i) (ii)	$11,179
Mark-to-market (loss) gain - Operating revenue		118	(118)	(i)	—
Other revenue		69	(69)	(i)	—
Commodity expense	Purchased power and fuel	7,149	(1,274)	(ii) (iii)	5,875
Mark-to-market loss (gain) - Operating expense		(19)	19	(iii)	—
Operating and maintenance expense	Operating and maintenance	1,458	234	(iv)	1,692
Depreciation and amortization expense	Depreciation and amortization	770	—		770
General and other administrative expense		170	(170)	(iv)	—
Other operating expense		100	(100)	(iv)	—
	Taxes other than income taxes	—	91	(iv)	91
Loss on sale of assets. net	Gain (loss) on sales of assets and businesses	13	—		(13)
(Income) loss from unconsolidated subsidiaries	Equity in income (losses) of unconsolidated affiliates	4	—		(4)
Interest expense	Interest expense, net	584	—		584
Loss on extinguishment of debt	Loss on extinguishment of debt	52	—		52
Other expense, net	Other, net	31	(55)	(iv)	(24)
Income tax expense	Income tax (benefit) expense	460	—		460
Net income		$1,662			$1,662

(i)	Reclassification of $118 million from Mark-to-market (loss) gain - Operating revenues and $69 million from Other revenue to Operating revenues.
(ii)	Adjustment reflects a decrease in both Operating revenues and Purchased power and fuel of $1,255 million in order to conform with the Company's historical presentation of the classification of derivative revenues and expenses, netting of retail transmission and distribution fees, and netting of ISO capacity by region.
(iii)	Reclassification of ($19) million from Mark-to-market loss (gain) - Operating expense to Purchased power and fuel.
(iv)	Relates to reclassification of $170 million from General and other administrative expense and $100 million from Other operating expense to Operating and maintenance expense; in addition to $91 million in property taxes reclassified from Operating and maintenance expense to Taxes other than income taxes partially offset by $55 million of income from letter of credit fees reclassified from Operating and maintenance expense to Other, net.

4. Adjustments to Unaudited Pro Forma Financial Statements

A. Reflects a reduction of $4,500 million to reflect the cash portion of the Merger Consideration.

B. Reflects the reclassification of certain inventories related to the plants classified as held for sale. At the time of this filing, the proceeds from the sale of these plants are unknown, and the effects of the sale of assets and liabilities expected to be divested, including the effect to historical operations, are not presented. As such, pro forma adjustments to the unaudited pro forma condensed combined statement of operations are limited to the removal of depreciation and amortization expense (see Note 4M). Any difference between the estimated carrying values of the plants post-Merger consummation and the final sale price will result in the recognition of a gain or loss.

C. Reflects a step-up of $9,845 million in the fair value of property, plant and equipment acquired, net of assets held for sale of $3,331 million. The held for sale amounts include both the fair value step-up for all plants currently classified as held for sale and the historical book value of certain plants that were not presented as held for sale in the Historical Calpine as Conformed Balance Sheet. Fair value was estimated using significant assumptions about operating strategies and estimates of future cash flows, which required assessments of current and projected market conditions. Forecasting future cash flows requires assumptions regarding forecasted commodity prices for the sale of power and purchases of fuel and the expected operations of assets. The estimated remaining useful lives of the acquired property, plant and equipment range from 2 to 40 years. The cash flows were discounted using rates between 9% and 14.5%, depending on the related technology and market in which each respective asset operates, and reflect the risks inherent in the future cash flows. A 0.5% change in the discount rates would increase or decrease the fair value of the property, plant, and equipment by approximately $730 million.

D. Primarily relates to adjustments to measure acquired unamortized energy contracts and other intangibles at their preliminary estimated fair value (see table below). Unamortized energy contracts represent non-derivative energy contracts acquired from Calpine. The initial amount recorded for the unamortized energy contracts is the difference between the market value of the contracts at the time of acquisition and the contract value based on the terms of each contract. The unamortized energy contract assets and liabilities are amortized over the life of the contract in relation to the expected realization of the underlying cash flows. Amortization of the unamortized energy contract assets and liabilities is recorded in Operating revenues or Purchased power and fuel expense, depending on the nature of the underlying contract.

For the nine months ended September 30, 2025, the amortization of Unamortized Energy Contracts resulted in an increase of $129 million to Operating revenue and an increase of $27 million to Purchased power and fuel expense. For the year ended December 31, 2024, the amortization of Unamortized Energy Contracts resulted in a decrease of $19 million to Operating revenue and an increase of $25 million to Purchased power and fuel expense. For the nine months ended September 30, 2025, and year ended December 31, 2024, the amortization expense related to customer relationships and trade names was not material.

(in millions)	Preliminary Fair Value	Estimated weighted average useful life (in years)
Unamortized energy contracts (1)	$86	4 years
Customer relationship	200	15 years
Trade names	$35	5 years

(1)	Unamortized energy contracts totaling $476 and $432 are included in Other assets (current) and Other liabilities (current), respectively. Unamortized energy contracts totaling $1,360 and $1,318 are included in Other assets (non-current) and Other liabilities (non-current), respectively.

The following table summarizes the estimated future amortization related to the unamortized energy contracts for each of the next 5 calendar years. The amounts below reflect a net increase (decrease) to Operating income (pre-tax).

(in millions)	Net Estimated Amortization
2026	$(25)
2027	140
2028	75
2029	21
2030	23

E. Reflects the elimination of Calpine's historical goodwill and the recognition of preliminary estimated goodwill as a result of the Merger. Refer to Note 2 for the preliminary purchase price allocation.

F. Represents the estimated Merger-related transaction costs yet to be expensed or accrued in the Company's historical financial statements through September 30, 2025. Estimated Merger-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. The Company's total estimated Merger-related transaction costs amount to $146 million, with $49 million in expense recognized to date, resulting in a pro forma adjustment of $97 million.

G. Reflects an adjustment to measure the long-term debt, net of amounts due within one year, at its estimated fair value.

H. Represents the estimated tax impact of the pro forma adjustments based on an assumed tax rate of 25.3%. The assumed tax rate reflects a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure. The effective tax rate of the Company following the acquisition could be different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

I. Reflects an increase of $83 million to asset retirement obligations, primarily due to updated estimated decommissioning costs and the application of the relevant Company discount rates as of the pro forma balance sheet date. The impact to accretion expense related to the asset retirement obligations adjustment was not material for the nine months ended September 30, 2025, and the year ended December 31, 2024.

J. The following tables summarize the transaction accounting adjustments impacting the equity balances of CEG Parent and Constellation as combined with Calpine:

(in millions)	Elimination of Historical Calpine's Equity	Stock Consideration (refer to Note 2)	Transaction Adjustments	Total Pro Forma Adjustments
CEG Parent Shareholders’ Equity
Common stock	$(9,933)	$17,946	$—	$8,013
Retained earnings (deficit) (1)	7,890	—	(97)	7,793
Accumulated other comprehensive income (loss), net	394	—	—	394
Total	$(1,649)	$17,946	$(97)	$16,200

(1)	Reflects adjustment to retained earnings for post-combination transaction costs expected to be incurred within 12-months following the anticipated closing date of the Merger.

(in millions)	Elimination of Historical Calpine's Equity	Transaction Adjustments	Total Pro Forma Adjustments
Constellation Member's Equity
Membership interest(1)	$(9,933)	$17,946	$8,013
Undistributed earnings (deficit)(2)	7,890	(97)	7,793
Accumulated other comprehensive income (loss), net	394	—	394
Total	$(1,649)	$17,849	$16,200

(1)	The increase in membership interest reflects the additional investment of CEG Parent in Constellation as a result of the acquisition.
(2)	Reflects adjustment to undistributed earnings for post-combination transaction costs expected to be incurred within 12-months following the anticipated closing date of the Merger.

K. This adjustment reflects the impact to the combined company of reporting the sale and purchase of electricity in the spot market on a net hourly basis in either Operating revenues or Purchased power and fuel expense within each region, depending on our net hourly position. Operating revenues and Purchased power and fuel both decreased by $796 million and $826 million for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively. Additionally, Operating revenues and Purchased power and fuel both decreased by $147 million and $552 million for the nine months ended September 30, 2025 and year ended December 31, 2024, respectively, to align with the Company's classification of derivative revenues and expenses.

L. Reflects adjustment for stock-based compensation related to the issuance of CEG Parent's common stock to certain members of Calpine's management, with the stock awards subject to vesting based on continued employment.

M. Reflects incremental depreciation expense related to the preliminary fair value of property, plant, and equipment acquired, net of assets held for sale. Depreciation is ceased for assets held for sale, thus Calpine's historical depreciation expense is eliminated for those assets.

N. Reflects an adjustment to decrease interest expense by $53 million for the nine months ended September 30, 2025, and $112 million for the year ended December 31, 2024. This adjustment is attributable to Calpine's paydown of its debt, lower interest rates, and the removal of amortization associated with the historical debt discount.

O. The unaudited pro forma combined basic and diluted earnings per share calculations are based on the average basic and diluted shares of CEG Parent. The following table summarizes the computation of the unaudited pro forma basic and diluted earnings per share:

(Amounts and shares in millions)	Nine months ended September 30, 2025	Year ended December 31, 2024
Numerator:
Pro forma net income	$2,754	$5,069
Basic and diluted pro forma net income attributable to CEG Parent's common shareholders	2,754	5,069
Denominator:
Historical basic average CEG Parent's shares outstanding	313	315
Shares of CEG Parent's common stock issued	50	50
Pro forma basic average CEG Parent's shares outstanding	363	365
Assumed exercise and/or distributions of stock-based awards	1	—
Pro forma diluted average CEG Parent's shares outstanding	364	365
Pro forma basic earnings per share	$7.59	$13.89
Pro forma diluted earnings per share	$7.57	$13.87